UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2007
Peabody Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16463	13-4004153

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street St. Louis, Missouri	63101-1826

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 10, 2007, Peabody Energy Corporation (“Peabody”) issued a press release announcing that its Board of Directors had formally approved a spin-off of Patriot Coal Corporation (“Patriot”), a wholly-owned subsidiary of Peabody, from Peabody. The spin-off will be accomplished through a special dividend of all outstanding shares of Patriot to Peabody shareholders. In connection with the spin-off, Peabody has entered into definitive agreements with Patriot that, among other things, set forth the terms and conditions of the spin-off and provide a framework for Peabody’s relationship with Patriot after the spin-off.
Separation Agreement, Plan of Reorganization and Distribution
     On October 22, 2007, Peabody and Patriot entered into a Separation Agreement, Plan of Reorganization and Distribution (the “Separation Agreement”), which sets forth the agreement between us and Patriot with respect to the principal corporate transactions required to effect Patriot’s separation from us; the transfer of certain assets and liabilities required to effect such separation; the distribution of Patriot shares to Peabody stockholders; and other agreements governing the relationship between Patriot and us following the separation, including certain litigation matters.
     Peabody will only consummate the spin-off if specified conditions are met. These conditions include, among others, the receipt of a satisfactory private letter ruling from the IRS that the distribution and certain related transactions will qualify as a tax-free distribution to Peabody and its stockholders under sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the “Code”), which private letter ruling was received on September 26, 2007, the receipt of an opinion from Ernst & Young LLP as to the satisfaction of certain required qualifying conditions for the application of Section 355 to the spin-off, which opinion was received on October 4, 2007, and the receipt of required governmental regulatory approvals. Each of these conditions to the spin-off may be waived by Peabody.
     Even if these conditions are satisfied, other events or circumstances could occur that could impact the timing or terms of the spin-off or Peabody’s ability or plans to consummate the spin-off. As a result of these factors, the spin-off may not occur and, if it does occur, it may not occur on the terms or in the manner described, or in the timeframe contemplated.
     A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Contribution; Allocation of Assets and Liabilities; No Representations and Warranties
     In connection with the distribution, Peabody has contributed or will contribute to Patriot certain subsidiaries and assets to be included in the Patriot business. Peabody will effect this contribution by transferring, or causing its subsidiaries to transfer, all of the issued and outstanding capital stock of its direct and indirect subsidiaries conducting Patriot’s business, and certain additional assets related to the conduct of Peabody’s business. Peabody will have no interest in Patriot’s assets and business and, subject to certain exceptions described below, generally will have no obligation with respect to Patriot’s liabilities after the distribution. Similarly, Patriot will have no interest in the assets of Peabody’s other businesses and generally will have no obligation with respect to the liabilities of Peabody’s retained businesses after the distribution.
     Except as expressly set forth in the Separation Agreement or in any ancillary agreement, neither Patriot nor Peabody made any representation or warranty as to the assets, businesses or liabilities transferred or assumed as part of the contribution. Furthermore, unless expressly provided to the contrary in any ancillary agreement, all assets will be transferred on an “as is, where is” basis, and the respective transferees agreed to bear the economic and legal risks that any conveyance is insufficient to vest in the transferee good and marketable title free and clear of any security interest and that any necessary consents or approvals are not obtained or that requirements of laws or judgments are not complied with.

The Distribution
     Following the satisfaction or waiver of all conditions to the distribution as set forth in the Separation Agreement, Peabody will deliver to the distribution agent a certificate or certificates representing all of the outstanding shares of Patriot common stock. Peabody will instruct the distribution agent to distribute those shares on October 31, 2007 or as soon thereafter as practicable, so that each Peabody stockholder will receive one share of Patriot common stock for every ten shares of Peabody common stock they own as of the record date of the spin-off. The spin-off of the Patriot shares will be made in book-entry form, and physical stock certificates will be issued only upon request.
Releases and Indemnification
     The Separation Agreement generally provides for a full and complete mutual release and discharge as of the date of the spin-off of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or having failed to occur and all conditions existing or alleged to have existed on or before the separation, between or among Peabody or its affiliates, on the one hand, and Patriot and its affiliates, on the other hand, except as expressly set forth in the Separation Agreement. The liabilities released or discharged will include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the separation, other than the Separation Agreement and the ancillary agreements referred to in the Separation Agreement.
     Subject to certain exceptions, Patriot agreed to indemnify Peabody and its affiliates, and each of their directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:
•	The business, operations, contracts, assets and liabilities of Patriot and its affiliates, whether arising before or after the spin-off;

•	Liabilities or obligations associated with the Patriot business, as defined in the Separation Agreement, or otherwise assumed by Peabody pursuant to the Separation Agreement, including liabilities associated with litigation related to the Patriot business;

•	Any breach by Patriot of the Separation Agreement or any of the ancillary agreements entered into in connection with the Separation Agreement; and

•	Any untrue statement or alleged untrue statement of any material fact contained in the Information Statement of Patriot, dated October 22, 2007 (the “Information Statement”), filed as Exhibit 99.1 to Patriot’s Current Report on Form 8-K dated October 22, 2007 or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated, except for information for which Peabody will agree to indemnify Patriot as described below.
     Subject to certain exceptions, Peabody agreed to indemnify Patriot and its affiliates, and each of its directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:
•	The business, operations, contracts, assets and liabilities of Peabody and its affiliates (other than the Patriot business), whether arising before or after the spin-off;

•	Liabilities or obligations of Peabody or its affiliates other than those of an entity forming part of the Patriot business or otherwise assumed by Patriot pursuant to the Separation Agreement, including liabilities associated with litigation that is not related to the Patriot business;

•	Any breach by Peabody of the Separation Agreement or any of the ancillary agreements entered into in connection with the Separation Agreement;

•	Certain retiree healthcare costs, as described under “Liabilities Assumption Agreements” below;

•	Any untrue statement or alleged untrue statement of any material fact regarding Peabody included under the captions “Summary — Our Business”, “Summary — The Spin-Off” or “The Spin-Off — Reasons for the Spin-Off” of the Information Statement.
Non-solicitation of employees
     Except with the written approval of the other party and subject to certain exceptions provided in the Separation Agreement, Patriot and Peabody agreed not to, for a period of 12 months following the separation, directly or indirectly solicit or hire employees of the other party or its subsidiaries.
Expenses
     The Separation Agreement provides that, other than as described above under “The Contribution; Allocation of Assets and Liabilities; No Representations and Warranties”, Peabody will pay all costs and expenses incurred in connection with the spin-off and the transactions contemplated by the Separation Agreement, and all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of the Separation Agreement and the ancillary agreements. Peabody will also pay other expenses of the transaction, including the legal, filing, accounting, printing, and other expenses incurred in connection with the preparation, printing, and filing of the registration statement on Form 10 of Patriot.
Litigation Matters
     The Separation Agreement provides that Patriot will diligently conduct, at its sole cost and expense, the defense of any actions related to the Patriot business, that Patriot will notify Peabody of any material developments related to such litigation, and that Patriot agreed not to file cross claims against Peabody in relation to such actions. Peabody made corresponding agreements with respect to actions that are not related to the Patriot business. Patriot and Peabody have agreed to share the cost and expense of certain actions that Peabody and Patriot cannot currently identify as being related to the Patriot or Peabody businesses, until they can be so classified. Furthermore, the Separation Agreement requires Patriot and Peabody to cooperate to, among other matters, maintain attorney-client privilege and work product doctrine in connection with litigation against Patriot or Peabody.
Amendments and Waivers; Further Assurances
     The Separation Agreement provides that no provisions of it or any ancillary agreement will be deemed waived, amended, supplemented or modified by any party unless the waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom that waiver, amendment, supplement or modification is sought to be enforced.
     Peabody and Patriot have agreed to use their respective reasonable efforts to:
•	Execute and deliver any additional instruments and documents and take any other actions the other party may reasonably request to effectuate the purposes of the Separation Agreement and the ancillary agreements and their terms; and

•	To take all actions and do all things reasonably necessary under applicable laws and agreements or otherwise to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.
Dispute Resolution
     The Separation Agreement contains provisions that govern, except as otherwise provided in any ancillary agreements, the resolution of disputes, controversies or claims that may arise between Patriot and Peabody. These provisions contemplate that efforts will be made to resolve disputes, controversies or claims by escalation of the matter to senior management, independent Board committees or other representatives of Patriot or Peabody. If those efforts are not successful, the parties may by mutual agreement submit the dispute, controversy or claim to arbitration, subject to the provisions of the Separation Agreement.

Tax Separation Agreement
     On October 22, 2007, Peabody and Patriot entered into a Tax Separation Agreement (the “Tax Separation Agreement”), which sets forth the responsibilities of Peabody and Patriot with respect to, among other things, liabilities for federal, state, local and foreign taxes for periods before and including the spin-off, the preparation and filing of tax returns for such periods and disputes with taxing authorities regarding taxes for such periods. Peabody is generally responsible for federal, state, local and foreign income taxes of Patriot for periods before and including the spin-off. Patriot is generally responsible for all other taxes relating to its business. Peabody and Patriot are each generally responsible for managing those disputes that relate to the taxes for which each is responsible and, under certain circumstances, may jointly control any dispute relating to taxes for which both parties are responsible. The Tax Separation Agreement also provides that Patriot has to indemnify Peabody for some or all of the taxes resulting from the transactions related to the distribution of Patriot common stock if it takes certain actions and if the distribution does not qualify as tax-free under Sections 355 and 368 of the Code.
     To maintain the qualification of the distribution as tax-free under sections 368(a)(1)(D) and 355 of the Code, there are material limitations on transactions in which Patriot may be involved during the two-year period following the distribution date. Specifically, during this two-year period, Patriot agreed to refrain from engaging in any of the transactions listed below unless it first obtains a private letter ruling from the IRS or an opinion reasonably acceptable in substance to Peabody from a tax advisor reasonably acceptable to Peabody providing that the transaction will not affect the tax-free treatment of the distribution and the preceding contributions of capital.
     Patriot is restricted from entering into any negotiations, agreements or arrangements with respect to transactions or events that may cause the spin-off to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly stock of Patriot representing a “50-percent or greater interest” therein within the meaning of Section 355(d)(4) of the Code, including such transactions or events described below (and, for this purpose, including any redemptions made pursuant to open market stock repurchase programs), stock issuances pursuant to the exercise of options or otherwise, option grants, capital contributions or acquisitions, entering into any partnership or joint venture arrangements or a series of such transactions or events, but not including the spin-off.
•	Merging or consolidating with or into another corporation;

•	Liquidating or partially liquidating;

•	Selling or transferring all or substantially all of its assets in a single transaction or series of related transactions, or selling or transferring any portion of its assets that would violate certain continuity requirements imposed by the Code; and

•	Redeeming or otherwise repurchasing any of its capital stock other than pursuant to open market stock repurchase programs meeting certain IRS requirements.
     If Patriot enters into any of these transactions, with or without the required private letter ruling or opinion from tax counsel, Patriot will be responsible for, and will indemnify Peabody from and against, any tax liability resulting from any such transaction.
     A copy of the Tax Separation Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Liabilities Assumption Agreements
     On October 22, 2007, Peabody, Peabody Holding Company, LLC, a subsidiary of Peabody (“Peabody Holding”) and Patriot entered into a Coal Act Liabilities Assumption Agreement (the “Coal Act Liabilities Assumption Agreement”), and together with a subsidiary of Patriot they entered into a NBCWA Liabilities Assumption Agreement (the “NBCWA Liabilities Assumption Agreement”) and a Salaried Employee Liabilities Assumption Agreement (the “Salaried Employee Liabilities Assumption Agreement” and, collectively with the Coal Act Liabilities Assumption Agreement and the NBCWA Liabilities Assumption Agreement, the “Liabilities

Assumption Agreements”), pursuant to which Peabody Holding has agreed to pay certain retiree healthcare liabilities of Patriot and its subsidiaries arising under the Coal Act and the 2007 NBCWA and predecessor agreements, as well as retiree healthcare liabilities relating to certain salaried employees. Peabody agreed to guarantee the performance of Peabody Holding under the Liabilities Assumption Agreements.
     As of June 30, 2007, the present value of the estimated retiree healthcare liabilities to be paid by Peabody totaled $614.5 million, including Coal Act liabilities, 2007 NBCWA contractual liabilities and liabilities relating to salaried employees of one of Patriot’s subsidiaries.
     Under the Coal Act Liabilities Assumption Agreement, the Peabody subsidiary has agreed to pay all retiree healthcare liabilities of Patriot and its subsidiaries under the Coal Act for employees retiring on or after January 1, 1976 and prior to October 1, 1994. Under the NBCWA Liabilities Assumption Agreement, the Peabody subsidiary has agreed to pay certain retiree healthcare liabilities of Peabody Coal Company (a Patriot subsidiary signatory to the 2007 NBCWA and predecessor agreements) for employees retiring after September 30, 1994 and on or before December 31, 2006. In certain circumstances, the Peabody subsidiary would not be responsible for increases in retiree healthcare benefits associated with future labor agreements entered into by Patriot. Under the Salaried Employee Liabilities Assumption Agreement, the Peabody subsidiary has agreed to pay certain retiree healthcare liabilities of Peabody Coal Company for employees retiring on or prior to December 31, 2006.
     Copies of the Coal Act Liabilities Assumption Agreement, the NBCWA Liabilities Assumption Agreement and the Salaried Employee Liabilities Assumption Agreement are attached hereto as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.
Coal Supply Agreement
     On October 22, 2007, COALSALES II, LLC, a Peabody affiliate (“COALSALES II”), entered into a new coal supply agreement (the “Coal Supply Agreement”) with Patriot to ensure continuity of supply to its customers. COALSALES II currently supplies approximately 2.9 million tons per year of coal to steam coal customers with coal produced from Patriot’s Rocklick and Big Mountain operations. Sales under Coal Supply Agreement are estimated to be approximately $841 million over the term of the contract.
     The material terms and conditions of the Coal Supply Agreement are as follows:
•	Patriot is generally responsible for coordinating shipments and the delivery of the coal into railcars for COALSALES II customers.

•	Patriot will supply from 1,412,500 to 1,600,250 tons of coal per contract half-year to COALSALES II through December 31, 2012 and COALSALES II has the right to extend the agreement term for up to five (5) additional years with notice on or before January 1, 2012.

•	Conforming coal must be provided from pre-approved Patriot production sources and shipping origins to meet specific quality parameters in accordance with specific sampling, weighing and analysis requirements. Nonconforming deliveries may be rejected by COALSALES II, which could lead to suspension and agreement termination if not remedied.

•	For Patriot coal shipments during the period from January 1, 2008 through December 31, 2011, to entitle COALSALES II to a first priority right of production, COALSALES II will make a monthly prepayment to Patriot, ten (10) days prior to the beginning of each month, in the amount of $1,041,666 per month plus any applicable taxes and royalties related thereto.

•	The unadjusted price for coal supplied under the agreement (also known as the Base Price) ranges from $45.00 to $52.08 per ton through December 31, 2012 and will be adjusted (within certain limits and on certain conditions) to reflect changes in cost due to new laws or regulations or changes in existing laws or regulations. A new Base Price will be determined for any extended term after December 31, 2012 through negotiations between the parties based on then current Market Prices.

•	To determine the Selling Price for coal, the Base Price is adjusted upward or downward for sulfur and calorific value quality variances from the agreement’s coal quality specifications.

•	Payment terms are within 22 days after the end of each half-month and COALSALES II must pay Patriot regardless of whether or not the ultimate customer has paid COALSALES II.

•	The agreement contains force majeure provisions allowing for the temporary suspension of performance by Patriot or the customer for the duration of specified events beyond the control of the affected party. Any shortfall in coal deliveries is generally required to be made up within twelve months.

•	In general, COALSALES II bears the risk of default, non-performance and termination by its customers unless caused by or attributable to Patriot. Should a COALSALES II customer fail to perform under its agreement with COALSALES II and damage Patriot, COALSALES II will have the obligation to pursue its rights and remedies against such customer for the benefit of Patriot, as applicable.
     A copy of the Coal Supply Agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, Plan of Reorganization and Distribution, dated October 22, 2007, between Peabody Energy Corporation and Patriot Coal Corporation
10.2	Tax Separation Agreement, dated October 22, 2007, between Peabody Energy Corporation and Patriot Coal Corporation
10.3	Coal Act Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC and Peabody Energy Corporation
10.4	NBCWA Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC, Peabody Coal Company, LLC and Peabody Energy Corporation
10.5	Salaried Employee Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC, Peabody Coal Company, LLC and Peabody Energy Corporation
10.6	Coal Supply Agreement, dated October 22, 2007, between Patriot Coal Sales LLC and COALSALES II, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
By:	/s/ Richard A. Navarre
	Name:	Richard A. Navarre
	Title:	Chief Financial Officer and Executive Vice President of Corporate Development

Dated: October 24, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, Plan of Reorganization and Distribution, dated October 22, 2007, between Peabody Energy Corporation and Patriot Coal Corporation
10.2	Tax Separation Agreement, dated October 22, 2007, between Peabody Energy Corporation and Patriot Coal Corporation
10.3	Coal Act Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC and Peabody Energy Corporation
10.4	NBCWA Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC, Peabody Coal Company, LLC and Peabody Energy Corporation
10.5	Salaried Employee Liabilities Assumption Agreement, dated October 22, 2007, among Patriot Coal Corporation, Peabody Holding Company, LLC, Peabody Coal Company, LLC and Peabody Energy Corporation
10.6	Coal Supply Agreement, dated October 22, 2007, between Patriot Coal Sales LLC and COALSALES II, LLC